EXHIBIT 32.1
CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of InoLife Technologies, Inc. (the “Company”) on Form 10-K for the year ending March 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gary Berthold, Chief Executive Officer and Chief Financial Officer of the Company, certify that to my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

INOLIFE TECHNOLOGIES, INC.

Date: July 19, 2012	By:	/s/ GARY BERTHOLD
Gary Berthold
Chief Executive Officer and Chief Financial Officer